UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2021 (April 8, 2021)

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2270 Douglas Blvd, Suite #216 Roseville, CA	95661
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 8, 2021 (the “Original Report”), Sunworks, Inc., a Delaware corporation (the “Company”), through its operating subsidiary Sunworks United Inc., a California corporation (“Buyer”), acquired all of the issued and outstanding membership interests (the “Acquisition”) of Solcius LLC, a California limited liability company (“Solcius”), from Solcius Holdings, LLC (“Seller”). Located in Provo, Utah, Solcius is a full-service, residential solar systems provider. The Acquisition was consummated on April 8, 2021 pursuant to a Membership Interest Purchase Agreement, dated as of April 8, 2021 (the “Purchase Agreement”), by and between Buyer and Seller. The purchase price for Solcius consisted of $51,750,000 in cash, subject to post-closing adjustments related to working capital, cash, indebtedness and transaction expenses. As a result, Solcius became a wholly-owned subsidiary of Buyer.

This Current Report on Form 8-K/A amends the Original Report to include the following historical financial statements and pro forma financial information required by Item 9.01 of Form 8-K that were previously omitted from the Initial Report as permitted by Item 9.01(a)(4): (a) the audited balance sheets of Solcius as of December 31, 2020 and 2019, the related statements of income and changes in member’s equity, and cash flows for the years ended December 31, 2020 and 2019, the related report of Squire & Company, PC, Solcius’ independent auditor which are included as Exhibit 99.1 hereto and (b) the unaudited pro forma condensed combined financial information of the Company giving effect to the acquisition of Solcius (the “pro forma financial information”), which includes the unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, as if the transaction had occurred on January 1, 2020, and for the three months ended March 31, 2021 and related notes , and which is filed herewith as Exhibit 99.2 and included herein.

The pro forma financial information included in this Current Report on Form 8-K/A has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition of Solcius occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The historical audited balance sheets of Solcius as of December 31, 2020 and 2019, the related statements of income, changes in member’s equity, and cash flows for the years ended December 31, 2020 and 2019, the related notes, and the related Independent Auditor’s Report thereon are incorporated by reference as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, giving effect to the acquisition of Solcius, which includes the unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021, and the related notes, is filed herewith as Exhibit 99.2 and included herein.

(c)	Exhibits

Exhibit Number	Description

23.1	Consent of Squire & Company, PC, independent auditors of Solcius.

99.1	The historical audited balance sheets of Solcius as of December 31, 2020 and 2019, the related statements of income and changes in member’s equity and cash flows for the years ended December 31, 2020 and 2019, the related notes, and the related report of Squire & Company, PC, independent auditors of Solcius thereon.

99.2	The unaudited pro forma condensed combined financial information of Sunworks, Inc., giving effect to the acquisition of Solcius, which includes the unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021, and the related notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: June 4, 2021	By:	/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer